UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2025, Aura Biosciences, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial and Business Officer

Effective as of May 13, 2025 (the “Effective Date”), the Board of Directors of the Company appointed Anthony Gibney as the Company’s Chief Financial and Business Officer. Beginning on the Effective Date, Amy Elazzouzi, the Company’s Senior Vice President, Finance, will cease serving as the Company’s principal financial officer and continue as the Company’s principal accounting officer and Mr. Gibney will serve as the Company’s principal financial officer.

Anthony Gibney, age 54, is an experienced biotechnology leader and former investment banker who brings over 30 years of experience dedicated to advising and leading biotechnology companies across their businesses, including corporate strategy, business development, finance and investor relations, among many others. Mr. Gibney advised the Company as a senior finance and strategy advisor from March 2025 to May 2025. From May 2024 to May 2025, Mr. Gibney provided strategic and financing consulting services for biotechnology clients. Previously, Mr. Gibney served as the Executive Vice President, Chief Business & Strategy Officer of IVERIC Bio, Inc. from December 2021 until its acquisition by Astellas Pharma Inc. in July 2023. Prior to that, Mr. Gibney served as Chief Financial Officer and Chief Business Officer at Fog Pharmaceuticals, Inc. from May 2020 to December 2021, and as Executive Vice President and Chief Business Officer at Achillion Pharmaceuticals, Inc. from August 2018 until its sale to Alexion Pharmaceuticals, Inc. in May 2020. Before Achillion, Mr. Gibney was a Managing Director and Co-head of Biotechnology Investment Banking at Leerink Partners LLC and Managing Director of Merrill Lynch’s Healthcare Group. Mr. Gibney has served on the board of directors of Clearside Biomedical, Inc. since April 2024, InflaRx, N.V. since June 2021 and LAPIX Therapeutics, Inc. since January 2024. Mr. Gibney received a B.A. in Economics and History from Yale University.

In connection with his appointment as Chief Financial and Business Officer, Mr. Gibney entered into an offer letter (the “Employment Offer Letter”), setting forth the amended and restated terms of his employment with the Company. Pursuant to the Employment Offer Letter, Mr. Gibney will be paid an annual base salary of $525,000. Following the end of each calendar year, Mr. Gibney will be eligible to receive a discretionary annual performance bonus with a target of 45% of his then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Mr. Gibney’s continued employment with the Company. Mr. Gibney is also eligible to participate in the Company’s Executive Severance Plan (the “Severance Plan”) as a Tier Two Executive (as defined in the Severance Plan), which provides for severance payments and benefits to Mr. Gibney in the event that the Company terminates his employment without Cause or if Mr. Gibney resigns with Good Reason (each as defined in the Severance Plan). The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Severance Plan, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (File No. 001-40971) as filed with the SEC on November 12, 2024.

In connection with his appointment as the Company’s Chief Financial and Business Officer, the Company will grant Mr. Gibney an option to purchase 250,000 shares of the Company’s common stock at the fair market value based on the closing price of the Company’s common stock on The Nasdaq Global Market on the date of grant. The stock options will vest as follows: 25% shall vest and become exercisable on the first anniversary of the Effective Date, and 2.0834% shall vest and become exercisable on a monthly basis thereafter over the following 36 months, subject to Mr. Gibney’s continued service as of each vesting date. The Company will also grant Mr. Gibney 150,000 restricted stock units, which will vest as follows: 25% shall vest on the 15th of the month following the first anniversary of the Effective Date (the “First Vesting Date”), and 25% shall vest on each of the first year anniversary, second year anniversary, and third year anniversary of the First Vesting Date, subject to Mr. Gibney’s continued service as of each vesting date. The stock options and restricted stock units will be granted pursuant to the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and will be subject to a stock option agreement and a restricted stock award agreement, respectively.

In addition, Mr. Gibney will enter into an indemnification agreement with the Company, the form of which was filed with the SEC as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-260156) as initially filed with the SEC on October 8, 2021 and declared effective on October 28, 2021, pursuant to which the Company may be required, among other things, to indemnify Mr. Gibney for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company. Mr. Gibney has also entered into an agreement with the Company that contains non-solicitation and non-competition provisions that apply during and for one year following his employment with us, an invention assignment provision, and a non-disclosure provision that applies during and following his employment with us.

There are currently no arrangements or understandings between Mr. Gibney and any other person pursuant to which Mr. Gibney was appointed as Chief Financial and Business Officer of the Company and there are no family relationships between Mr. Gibney and any of the Company’s directors or executive officers. There are currently no transactions in which Mr. Gibney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Employment Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Biosciences, Inc.

Date:	May 15, 2025	By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos President and Chief Executive Officer (Principal Executive Officer)